SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   February 26, 1996

Oak Industries Inc.
(Exact name of registrant as specified in its charter)

   Delaware                         1-4474                  36-1569000
(State or other juris-           (Commission File          (IRS Employer
diction of incorporation)         Number)               Identification No.)



Bay Colony Corporate Center
1000 Winter Street
Waltham, MA                                           02154
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code 617-890-0400

                                 Same
(Former name or former address, if changed since last report.)

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ITEM 5.   OTHER EVENTS

On February 26, 1996 National Subscription Television of Chicago Inc. ("NST"), an Illinois corporation and indirectly held subsidiary of Oak Industries Inc., sold, for an aggregate purchase price of approximately $29 million (i) its 24.5% joint venture interest in Video 44, the owner of television broadcast station WSNS-TV, Channel 44 in Chicago, Illinois, and (ii) all of its shares of stock in Harriscope of Chicago, Inc., an Illinois corporation holding a 50% joint venture interest in Video 44. The transaction was effected pursuant to the terms of an Agreement to Purchase NST Venture Interest and Capital Stock by and among the Stockholders of Harriscope of Chicago, Inc., and NST as the Sellers, and Telemundo of Chicago, Inc. as Buyer, dated as of November 8, 1995 (the "Agreement"). A copy of the Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements
       N/A
(b)   Pro Forma Financial Information
      N/A
(c)   Exhibits

      1.1 Agreement to Purchase NST Venture Interest and Capital Stock by and among the Stockholders of Harriscope of Chicago, Inc., and National Subscription Television of Chicago Inc. as the Sellers and Telemundo of Chicago, Inc. as Buyer dated as of November 8, 1995.

      1.2 Oak Guaranty by Oak Industries Inc. in favor of Telemundo of Chicago, Inc. dated as of February 26, 1996.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Oak Industries Inc.

Date:  March 6, 1996
   /s/ Coleman S. Hicks
   Coleman S. Hicks
   Senior Vice President, General Counsel
   and Secretary

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March 6, 1996

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Re:    Oak Industries Inc.  Form 8-K

Ladies and Gentlemen:

On behalf of Oak Industries Inc. (the "Company"), being submitted herewith for filing pursuant to the Securities Exchange Act of 1934, as amended, please find one copy of a Current Report on Form 8-K (including exhibits).

Please do not hesitate to telephone the undersigned at (617) 890-0400 for any further information.

Very truly yours,


Mela Lew
Assistant General Counsel

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